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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


    Date of report (Date of earliest event reported)    October 28, 2001
                                                     ---------------------------

                                    SPSS Inc.
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              (Exact Name of Registrant as Specified in Its Charter

              Delaware                  000-22194                36-2815480
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(State or Other Jurisdiction of        (Commission            (I.R.S. Employer
Incorporation                          File Number)          Identification No.)

233 South Wacker Drive, Chicago, Illinois                 60606
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(Address of Principal Executive Offices)                (Zip Code)

                                 (312) 651-3000
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              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)



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     ITEM 5: OTHER EVENTS.

     On October 28, 2001, SPSS Inc., a Delaware corporation ("SPSS"), entered into a definitive agreement to acquire NetGenesis Corp., a Delaware corporation ("NetGenesis"). The acquisition is structured as a merger in which NetGenesis will merge with a newly-formed, wholly-owned subsidiary of SPSS. As a result of the merger, NetGenesis will become a wholly-owned subsidiary of SPSS.

     It is currently anticipated that the merger will be completed during the fourth quarter of 2001. Prior to completing the merger, NetGenesis will be required to convene a special meeting of the NetGenesis stockholders for the purpose of considering and voting upon a proposal to approve the merger. As of October 28, 2001, NetGenesis has obtained the agreement of approximately 34% of it stockholders to vote in favor of the merger and to approve and adopt the documents required to be executed in connection therewith. Although the date of the special meeting has not been established, NetGenesis plans to convene the special meeting during the month of December, 2001. The merger is intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

     The terms of the merger are set forth in an Agreement and Plan of Merger (the "Merger Agreement"). The Merger Agreement provides that:

     - each share of NetGenesis common stock outstanding at the effective time of the merger will be converted into 0.097 shares of SPSS common stock; and

     - each outstanding option or other right to acquire shares of NetGenesis common stock granted under either a NetGenesis employee stock option plan or the merger agreement pursuant to which NetGenesis previously acquired e-dynamics, GmbH will be converted into a right to acquire
          0.097 shares of SPSS common stock on economically equivalent terms and conditions.

SPSS currently estimates that it may issue approximately 2.4 million shares of SPSS common stock in connection with the merger. Based upon the closing price for SPSS common stock on Friday, October 26, 2001, the approximate value of the transaction is $44.6 million.

     Consummation of the merger is subject to satisfaction of the following conditions:

     - the adoption of the Merger Agreement by the NetGenesis stockholders at a special meeting to be called for that purpose;

     - the effectiveness of a registration statement to be filed by SPSS to register the issuance of the shares of SPSS common stock to be issued in connection with the merger under the Securities Act of 1933;

     - the listing of the shares of SPSS common stock to be issued in connection with the merger on the NASDAQ national market;

     - the absence since June 30, 2001 of a material adverse effect with respect to either SPSS or NetGenesis; and



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     -    the absence of any material legal impediment to the consummation of the merger by either SPSS or NetGenesis.

     In addition to the above conditions, either party may terminate the Merger Agreement prior to consummation of the merger if:

     - the representations and warranties of the other party prove to be untrue in any material respect;

     - the other party shall fail to perform the obligations to be performed by it prior to the consummation of the merger in any material respect;

     - the merger has not been consummated by January 24, 2002 (unless certain approvals or regulatory issues are responsible for the delay, in which case the date may be extended but not beyond 130 days after the date of the Merger Agreement); or

     - NetGenesis' board of directors withdraws its recommendation of the merger after receipt of a superior proposal from a third party.

     SPSS and NetGenesis have agreed that in the event the merger is not consummated and the failure is due to a wrongful act of one of the parties, the party whose wrongful act is responsible for the failure shall pay the other party a break-up fee equal to 2% of the then-current estimate of the value of the transaction. NetGenesis will also become liable for an additional penalty equal to 1% of the then-current estimate of the value of the transaction if the Merger Agreement is terminated to allow NetGenesis to pursue any other acquisition proposal.

     The merger will synergize NetGenesis' technology and expertise for Web-centric data analysis with SPSS' data mining and predictive analytics capabilities for data warehouses, call centers, and marketing automation systems. The merger represents another step in SPSS' strategy to build on its core capabilities while taking a leadership role in the emerging analytic customer relationship management (aCRM) market.

     The combination of SPSS' and NetGenesis' respective technology and expertise will deliver the first enterprise analytical CRM solution providing online and offline data analysis with a broad range of predictive analytics. SPSS has developed and acquired an extensive set of highly scalable analytical technologies over its 30-plus year history. The merger expands SPSS' offerings to include a new, more powerful set of online analytical capabilities while allowing SPSS to offer the best of online and offline data analysis in one comprehensive offering from one organization.

     SPSS, headquartered in Chicago, Illinois, is a worldwide provider of analytical technology that enables organizations to manage the future. SPSS' solutions and products improve companies' decision-making capabilities by allowing them to learn from the past, understand the present and anticipate future problems and opportunities. SPSS brings its analytical technology to the market through five divisions: (i) CustomerCentric Solutions (offering integrated analytical CRM solutions), (ii) SPSS BI (offering data mining and statistical products and services), (iii) ShowCase (offering end-to-end business intelligence solutions for customers running critical IBM(R)eServer Iseries(TM) or AS/400(R) applications), (iv) SPSS MR (offering analytical solutions in the market research industry) and (v) SPSS Enabling Technologies (offering integration of SPSS technologies in third party solutions).



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     The first division of SPSS, CustomerCentric Solutions, extends SPSS'
expertise in analytical technology and enterprise-wide solutions to help companies derive greater value from their customer relationship management initiatives. The division's flagship offering, CustomerCentric, helps companies manage their customers and optimize revenue by increasing (i) the number of customers such companies maintain, (ii) the value of such companies' customers and (iii) the loyalty of such companies' customers. CustomerCentric aligns organizations around their customers, affords such companies a better understanding of their customers and fosters more effective interactions between such companies and their customers. Worldwide, leading enterprises throughout the e-business, finance, retail and telecommunications industries rely on the analytic power of CustomerCentric to discover what their customers want and to predict what their customers will do next.

     NetGenesis provides E-Metrics Solutions which is a combination of software and analytic consulting services that dramatically improve the financial performance of e-business initiatives. The NetGenesis solution enables companies to quantify the return on their investment of complex Web initiatives such as marketing, site design improvements and customer acquisitions, conversion and retention. NetGenesis has over 400 market-leading customers including British Telecommunications, Charles Schwab, Fidelity Investments, General Electric, Sun Microsystems, Time and Verizon. In addition, NetGenesis has strategic relationships with industry leaders such as ATG, Digitas, IBM, Oracle, the Sun-Netscape Alliance and Vignette.

     ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS.

     (c) EXHIBITS                                                   PAGE NUMBER



     99.1 Agreement and Plan of Merger, dated as.........................E-1 dated as of October 28, 2001, by and among SPSS Inc., Red Sox Acquisition Corp., and
          NetGenesis Corp.

     99.2 Joint Press Release dated October 29, 2001.....................E-1



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      SPSS INC.

                                      By:   /s/ Robert Brinkmann
                                           ------------------------------------
                                           Robert Brinkmann,
                                           Assistant Secretary and Controller
Dated:  October 29, 2001






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